UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 25, 2011

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Bonus Plan

On May 25, 2011, the Compensation Committee of Blue Coat Systems, Inc. (the “Company”) approved the Blue Coat FY 12 Bonus Plan (the “Bonus Plan”), which is effective for eligible employees for the Company’s fiscal 2012 (which commenced May 1, 2011). Each of the Company’s executive officers is eligible to participate in the Bonus Plan.

Under the Bonus Plan, bonuses will be paid semi-annually based on the Company’s performance for the applicable six-month period. For fiscal 2012, the performance metrics are gross operating margin and revenue. For executive officers, no bonus will be paid unless the Company achieves a threshold level of performance. Depending on the level of achievement above the threshold, the bonus pool may be funded between 25% and 100% of target. The actual bonus payment for each executive officer is subject to approval by the Compensation Committee, which may take into account individual performance in increasing or decreasing an officer’s actual bonus payment.

The foregoing description of the Bonus Plan is qualified in its entirety by reference to the Blue Coat FY 12 Bonus Plan, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Blue Coat FY 12 Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: June 1, 2011	By:	/s/ GORDON C. BROOKS
Gordon C. Brooks
Senior Vice President and Chief Financial Officer